Exhibit 23.3

Deloitte & Touche LLP
City Place I
185 Asylum Street, 33rd Floor
Hartford, CT 06103-3402
USA
Tel: 860 725-3000
Fax: 860 280-3051
www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2009, relating to the consolidated financial statements of Rockville Financial, Inc., and subsidiaries appearing in the Annual Report on Form 10-K of Rockville Financial, Inc. and subsidiaries for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
April 12, 2011